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                                   Exhibit 99.A


                 Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned entities agrees that the statement to which this Exhibit is attached is filed on its behalf.


                                 BLOCKBUSTER ENTERTAINMENT
                                   CORPORATION


Date:  February 16, 1994         By: /s/ Thomas W. Hawkins
                                     -------------------------------------------
                                     Thomas W. Hawkins
                                     Senior Vice President, General Counsel
                                     and Secretary



                                 BLOCKBUSTER PICTURES HOLDING
                                   CORPORATION


Date:  February 16, 1994         By: /s/ Thomas W. Hawkins
                                     -------------------------------------------
                                     Thomas W. Hawkins
                                     Senior Vice President, General Counsel
                                     and Secretary



                                 SEGI HOLDING CO.


Date:  February 16, 1994         By: /s/ Thomas W. Hawkins
                                     -------------------------------------------
                                     Thomas W. Hawkins
                                     Senior Vice President, General Counsel
                                     and Secretary



                                 REPINVESCO, INC.


Date:  February 16, 1994         By: /s/ Thomas W. Hawkins
                                     -------------------------------------------
                                     Thomas W. Hawkins
                                     Senior Vice President, General Counsel
                                     and Secretary